Exhibit 10.1
MANUFACTURING LICENSE AGREEMENT
This Manufacturing License Agreement (the “Agreement”) is made and entered into as of this 13th day of August, 2009 by and between InnoZen, Inc., a Delaware corporation with offices at 6429 Independence Avenue, Woodland Hills, California (“InnoZen”) and Supplemental Manufacturing & Ingredients, LLC., dba SMI Manufacturing, an Arizona limited liability company with offices at 2401 West 1st Street, Tempe, Arizona (“SMI”).
RECITALS
WHEREAS, InnoZen has experience in the formulation, development, manufacturing, distribution and sale of edible thin film-strips containing dietary supplement, nutraceutical, and drug active ingredients;
WHEREAS, SMI has begun and desires to design, build and operate a state-of-the-art, cGMP, edible film-strip manufacturing facility in Arizona.
WHEREAS, SMI desires to manufacture InnoZen’s edible film-strip products in its Arizona facility.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, InnoZen and SMI agree as follows:
I. DEFINITIONS
As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:
1.1. “Affiliate” shall mean any company or other business entity controlled by, controlling or under common control with a party, control being presumed if there is direct or indirect ownership of at least 35% (or, if less, the maximum permitted by applicable law) of the voting stock, equity or income interest.
1.2. “Change of Control Transaction” shall mean a transaction (i) in which a Party sells ownership of 50% or more of all of its classes of voting securities or ownership interests to a single investor or group of related investors, or (ii) in which a Party sells all or substantially all of its assets.
1.3. “Cost” shall mean the actual cost of goods sold associated with the manufacture of a particular Product based on generally accepted accounting principles.
1.4. “FDA” shall mean the United States Food and Drug Administration (or a successor agency).
1.5. “Field” shall mean the sale of the Products to InnoZen or its Affiliates.
1.6. “Force Majeure” shall mean a failure to fulfill a requirement under this Agreement due to fire, flood, strike or other labor dispute, accident to machinery, act of sabotage, riot, precedence or priority granted at the request of or for the benefit, directly or indirectly, of any government, including but not limited to the United States of America federal or state, or a Territory, foreign government or any subdivision or agency thereof, export. or import restriction, delay in transportation or lack of transportation, facilities, restriction imposed by United States of America federal or state or a Territory, foreign legislation or rule or regulation there under, or war or insurrection or any cause beyond the control of either party.

1.7. “GMP” shall mean current good manufacturing practices as defined under FDA and other regulatory authority rules and regulations and that are applicable to the manufacture of the Products.
1.8. “Licensed Technology” shall mean (i) all Patent Rights, (ii) all intellectual property, derivatives, know-how, trade secrets, processes and data, including, but not limited to, formulations, manufacturing procedures, and specifications owned or possessed by InnoZen as of the date of this Agreement relating to the Manufacture and commercialization of the Products but only to the extent such information and data is necessary to commercially exploit the Products in the Field.
1.9. “Manufacture” shall mean the production and making of the Products by labor and machinery, but shall not include any making or production of the Products related to research and development activities or functions.
1.10. “Party” shall mean SMI or InnoZen; “Parties” shall mean SMI and InnoZen.
1.11. “Patent Applications” shall mean [***].
1.12. “Patent Rights” shall mean all rights arising in connection with the Patent Applications, and any patents ultimately issued in connection therewith.
1.13. “Product” or “Products” shall mean any commercial, edible film-strip product that utilizes the Patent Rights or Licensed Technology.
1.14. [***]
II. MANUFACTURING LICENSE
2.1. License. Subject to (i) the termination provisions set forth in Section 2.3 herein, (ii) the reservation of rights set forth in Section 2.4 herein, and (iii) the other terms of this Agreement, InnoZen hereby grants to SMI a non-exclusive license in and to the Patent Rights and the Licensed Technology to Manufacture the Products in the Territory for the Field and other customers authorized in writing by InnoZen.

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

2.2. Term of License. The non-exclusive license granted in Section 2.1 herein shall be for a term of twelve (12) years, unless terminated earlier under the terms of this Agreement. In addition, upon mutual agreement of the Parties, the Agreement may be extended for an additional twelve (12) year term.
2.3. Termination of License.
(a) SMI shall provide to InnoZen a quarterly report relating to its GMP status and to its federal, state, and local regulatory certification and authorization. In the event that SMI loses its GMP status or its certification or authorization under any federal, state or local regulatory authority, and after written notice thereof is provided by InnoZen, then, in addition to all other rights and remedies under this Agreement and otherwise available at law, InnoZen shall have the right, at its option, to temporarily suspend or terminate the license granted in Section 2.1 whereupon such license shall be temporarily suspended or terminated. If SMI is unable to regain its GMP status or its regulatory certification or authorization for a period of sixty (60) days after written notice thereof is provided by InnoZen, then, all rights granted to SMI by InnoZen under this Agreement (including without limitation all Patent Rights and Product and Licensed Technology rights) shall terminate, become null and void, and shall revert in their entirety to InnoZen, and InnoZen may, in its sole option, terminate this Agreement in its entirety.
(b) In the event SMI materially breaches or fails to perform any provision of this Agreement and such material breach or failure continues for a period of thirty (30) days after written notice thereof is provided by InnoZen, then, in addition to all other rights and remedies under this Agreement and otherwise available at law, InnoZen shall have the right, at its option, to temporarily suspend or terminate the license granted in Section 2.1 whereupon such license shall be temporarily suspended or terminated. If there occurs any other or additional material breach or failure of SMI to perform its duties under this Agreement within six (6) months after the date of the initial material breach or failure to perform (excluding any cure period) or at any time thereafter if the initial material breach or failure to perform remains uncured, all rights granted to SMI by InnoZen under this Agreement (including without limitation all Patent Rights and Product and Licensed Technology rights) shall terminate, become null and void, and shall revert in their entirety to InnoZen, and InnoZen may, in its sole discretion, terminate this Agreement in its entirety.
2.4. Reservation of Rights. InnoZen retains all rights in and to the Products, the Patent Rights and all of the Licensed Technology not specifically granted in Section 2.1.herein. Consequently, in addition to other rights that SMI shall not have, SMI shall not have the right to use, distribute, offer for sale, or sell the Products to any entity other than InnoZen or those InnoZen designees approved and appointed by InnoZen in writing.
2.5. Reversion. Upon termination of this Agreement, SMI shall return and deliver to InnoZen the Patent Rights, the Licensed Technology and all other information relating to the grant of the license rights in Section 2.1, herein.
III. MANUFACTURING / SUPPLY
3.1. [***]
3.2. [***]

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

3.3. Exclusive Manufacturing — Right of First Refusal. Subject to (i) the terms set forth in Section 3.4 herein, (ii) the termination provisions set forth in Section 3.5 herein, and (iii) the other terms of this Agreement, SMI shall have the first right to exclusively negotiate with InnoZen for the Manufacture of the Products in the Territory for the Field (the “Right of First Refusal”).
3.4. Exercise of Right of First Refusal. The Right of First Refusal shall operate on a Product-by-Product basis, and SMI shall exercise the Right of First Refusal for each Product separately. InnoZen shall notify SMI in writing of its intent to commercially exploit a particular Product [***]. SMI shall then have ten (10) days from receipt of such notification in which to exercise the Right of First Refusal for such Product and shall inform InnoZen in writing of its decision to exercise the Right of First Refusal for such Product. Upon SMI’s notification of its decision to exercise the Right of First Refusal for such Product, the Parties shall immediately begin good faith negotiations for the Manufacture of such Product under a separate Manufacturing Agreement as provided in Section 3.6 herein.
3.5. Termination of Right of First Refusal.
(a) In the event that SMI (i) refuses to manufacture a particular Product, (ii) fails to fulfill a purchase order for a particular Product, or (iii) is unable to meet all product specifications, capacity requirements, quality requirements, manufacturing requirements, reasonable customer requirements, or regulatory requirements related to a particular Product and such refusal, failure or inability continues for a period of thirty (30) days after written notice thereof is provided by InnoZen, then, in addition to all other rights and remedies under this Agreement and otherwise available at law, InnoZen shall have the right, at its option, to revoke and terminate the Right of First Refusal for that particular Product and the Right of First Refusal for that particular Product shall be null and void. In such event, and without limiting any other InnoZen rights and remedies, InnoZen shall have the right to grant to any person(s) or entity(ies) the right and license to manufacture the particular Product and to do the foregoing itself. This Section 3.5(a) shall apply and be enforceable at all times during the term of this Agreement including both prior to SMI’s exercise of the Right of First Refusal for the particular Product and after the exercise of such Right of First Refusal for the particular Product.
(b) SMI shall provide to InnoZen a quarterly report relating to its GMP status and to its federal, state, and local regulatory certification and authorization. In the event that SMI loses its GMP status or its certification or authorization under any federal, state or local regulatory authority, and after written notice thereof is provided by InnoZen then, in addition to all other rights and remedies under this Agreement and otherwise available at law, InnoZen shall have the right, at its option, to revoke and terminate the Right of First Refusal for all Products and the Right of First Refusal for all Products shall be null and void until such time as SMI is able to regain its GMP status or its regulatory certification or authorization. In such event, and without limiting any other InnoZen rights and remedies, InnoZen shall have the right to grant to any person(s) or entity(ies) the right and license to manufacture the Products and to do the foregoing itself. If SMI’s failure to maintain its GMP status or its regulatory certification or authorization remains uncured for a period of sixty (60) days after written notice thereof is provided by InnoZen, then, all rights granted to SMI by InnoZen under this Agreement (including without limitation all Right of First Refusal rights, Patent Rights and Product and Licensed Technology rights) shall terminate, become null and void, and shall revert in their entirety to InnoZen, and InnoZen may, in its sole option, terminate this Agreement in its entirety. This Section 3.5(b) shall apply and be enforceable at all times during the term of this Agreement including both prior to SMI’s exercise of the Right of First Refusal for any Products and after the exercise of such Right of First Refusal for any Products.

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

(c) In the event SMI materially breaches or fails to perform any provision of this Agreement and such material breach or failure continues for a period of thirty (30) days after written notice thereof is provided by InnoZen, then, in addition to all other rights and remedies under this Agreement and otherwise available at law, InnoZen shall have the right, at its option, to revoke and terminate the Right of First Refusal for all Products and the Right of First Refusal for all Products shall be null and void until such time as SMI is able to cure such breach. In such event, and without limiting any other InnoZen rights and remedies, InnoZen shall have the right to grant to any person(s) or entity(ies) the right and license to manufacture the Products, and to do the foregoing itself. If there occurs any other or additional material breach or failure of SMI to perform its duties under this Agreement within six (6) months after the date of the initial material breach or failure to perform (excluding any cure period) or at any time thereafter if the initial material breach or failure to perform remains uncured, all rights granted to SMI by InnoZen under this Agreement (including without limitation all Right of First Refusal rights, Patent Rights and Product and Licensed Technology rights) shall terminate, become null and void, and shall revert in their entirety to InnoZen, and InnoZen may, in its sole option, terminate this Agreement in its entirety. This Section 3.5(c) shall apply and be enforceable at all times during the term of this Agreement including both prior to SMI’s exercise of the Right of First Refusal for any Products and after the exercise of such Right of First Refusal for any Products.
3.6. Manufacturing Agreements. The manufacturing relationship between the Parties shall be governed by this Agreement and by a separate Manufacturing Agreement to be negotiated by the parties in good faith for each particular Product. Each such Manufacturing Agreement shall be in the form attached hereto as Exhibit A and shall contain the standard provisions therein, including but not limited to, provisions relating to payment terms, forecasting/projections, purchase orders, shipping, product specifications, and product returns. In the event of a conflict between this Agreement and any Manufacturing Agreement, the provisions of this Agreement shall govern.
3.7. Pricing. The Parties shall negotiate (in good faith) and agree upon the price for each Product that will be charged to InnoZen by SMI for any orders placed by InnoZen on its own behalf or on behalf of an InnoZen designated third party. The Parties hereby agree to use best efforts to negotiate a price for each Product that is low enough to be competitive in the industry. In the event that the Parties are unable to agree upon a price for any Product, the Parties hereby agree that for any such Product orders placed by InnoZen on its own behalf or on behalf of an InnoZen designated third party, SMI shall only charge InnoZen for the Cost of such order plus a fee of [***] of such Cost.
3.8. Audit Rights; Records. SMI shall keep, or cause to be kept, accurate books, records and data in sufficient detail to verify the calculation of Cost under Sections 1.3 and 3.7 herein and shall retain such books, records and data at its principal place of business for at least five (5) years after the end of the fiscal year to which they pertain. InnoZen shall have the right, at its expense and not more frequently than once per quarter, to have its accountants and/or auditors examine, during normal business hours, all books, records and data of SMI or its Affiliates relating to the calculation of Cost for any period during which SMI is required to keep the books, records and data. If such examination discovers an error in excess of three percent (3%) for the period under review, SMI shall reimburse InnoZen for its reasonable costs of audit and examination.
3.9. No Competing Products/Technology. Except as pursuant to this Agreement, SMI, its Affiliates, or its subsidiaries shall not manufacturer, produce or otherwise fabricate any edible film-strip products or technology of any sort without the prior written consent of InnoZen. Any violation of this Section 3.9 by SMI shall be considered a material default according to Section 8.1 herein.
3.10. First Right of Negotiation. In the event that a Party intends to enter negotiations or has, in fact, entered into negotiations for a Change of Control Transaction, then such Party shall notify the other Party in writing of such intent or action as soon as reasonably practicable. The notified Party shall then have thirty (30) days from the date of such notice in which to enter competing negotiations or to propose its own offer for a Change of Control Transaction. Each Party agrees that during the thirty (30) day period it shall not enter into a binding agreement to effect a Change of Control Transaction with any third party purchaser. It is understood and agreed, however, that at any time following the expiration of the thirty (30) day period a Party may enter into a Change of Control Transaction with a third party purchaser on such terms as the Party may approve in its sole and absolute discretion.

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

IV. LICENSE FEE, INVESTMENT AND KEY PERSONNEL
4.1. License Fee. In consideration of the rights granted to SMI by InnoZen hereunder, and the other undertakings of InnoZen herein, SMI shall pay [***] to InnoZen upon execution of the Agreement. The [***] previously paid in connection with the Parties’ Letter of Intent shall be applied to this license fee. The remaining [***] of the license fee shall be paid within ninety (90) days of execution of this Agreement. Such license fee is non-refundable and shall be made to InnoZen by check or wire transfer.
4.2. Subscription. In consideration of the rights granted to SMI by InnoZen hereunder, SMI hereby subscribes and agrees to purchase $1,000,000 worth of shares of common stock of HealthSport, Inc., the parent corporation of InnoZen, at a per share price of $ 0.235 (the “Subscription”). The payment of the purchase price for the shares shall be made in installments as follows:
a.) $150,000 on or before August 15, 2009;
b.) $150,000 on or before September 15, 2009;
c.) $150,000 on or before October 15, 2009;
d.) $150,000 on or before November 15, 2009;
e.) $400,000 on or before December 31, 2009.
The shares purchased with each scheduled installment payment shall not be fully paid for until the entire purchase price is paid for such shares. InnoZen shall have the right to hold the stock certificates for such shares until such shares are fully paid. In connection with the Subscription, SMI represents and warrants to InnoZen as follows: (a) SMI is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, (b) SMI is purchasing the shares for its own account and for investment purposes, (c) SMI has conducted its own due diligence investigation concerning the investment in the shares and is not relying upon any representation or warranty of InnoZen or HealthSport which is not contained in this Agreement, (d) SMI acknowledge that the shares will not have been registered under the Securities Act of 1933 and therefore will be subject to, and will bear “restricted legends” with respect to certain restrictions on transfer. Failure by SMI to transfer all monies according to the dates and schedule set forth in this Section 4.2 shall be considered a material default according to Section 8.1 herein. In the event of such a default, and after termination of this Agreement under Section 8.1 or other provisions of this Agreement, InnoZen shall, in its sole option (i) demand specific performance of performance by SMI to complete the payment for the shares, or (ii) terminate this Agreement and any other related documents in their entirety, without obligation other than to provide share certificates for any shares fully paid by SMI.
4.3. [***]

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

4.4. Taxes. Each Party agrees to bear all of the sales and use taxes imposed as a result of the existence or operation of this Agreement on each Party, including any tax on or measured by sales or other payment.
V. LICENSED TECHNOLOGY AND PATENT RIGHTS
5.1. Ownership.
(a) All works of authorship, discoveries, improvements and inventions made, authored, or invented by InnoZen, and/or any of its Affiliates in the performance of this Agreement or which otherwise relates to the Product, the Patent Rights and/or the Licensed Technology (collectively, “InnoZen Improvements”) shall be owned by InnoZen.
5.2. Infringement.
(a) Each Party shall promptly notify in writing the other Party during the term of this Agreement of any: (1) known infringement or suspected infringement of any of the Patent Rights; or (2) unauthorized use or misappropriation of the Licensed Technology by a third party of which it becomes aware, and shall provide the other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation. Within ninety (90) days after InnoZen becomes, or is made aware of any of the foregoing, InnoZen shall decide whether or not to initiate an infringement or other appropriate action and shall notify SMI of its decision in writing. The failure of InnoZen to inform SMI of InnoZen’s decision within such ninety (90) day period shall be deemed a decision not to initiate an infringement or other appropriate action. Notwithstanding anything else herein to the contrary, InnoZen agrees to and does hereby commit to defend, indemnify and hold SMI harmless against and from any third party actions claiming or challenging SMI’s right to Manufacture Products for the Field to the extent that such claim alleges that the Licensed Technology infringes intellectual property rights owned by a third party.
(b) In the event that InnoZen notifies SMI of its intent to initiate an infringement or other appropriate action within the ninety (90) day period provided in Section 6.2(a), provided such infringement is continuing, InnoZen shall initiate such an infringement or other appropriate action within thirty (30) days of the end of such 90-day period. InnoZen shall be entitled to join SMI as a party to such suit, but SMI shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit or being involved in the commercialization of any Patent Rights and/or Licensed Technology at issue. If SMI chooses to participate, SMI shall have the right to be represented by its own counsel at its own expense. InnoZen shall not settle any such suit involving rights of SMI nor make an admission of liability on behalf of SMI without obtaining the prior written consent of SMI, which consent shall not be unreasonably withheld. In the event InnoZen initiates proceedings pursuant to this Section 6.2(b), InnoZen shall be entitled to 100% of any and all amounts recovered in such suit, whether through judgment, settlement or otherwise, including without limitation, any punitive damages that may be awarded, up to the amount of InnoZen’s costs of suit, and InnoZen and SMI shall each be entitled to 50% of all amounts recovered in such suit, whether through judgment, settlement or otherwise, including without limitation, any punitive damages that may be awarded, in excess of InnoZen’s costs of suit.

(c) In the event that InnoZen decides not to initiate, or is deemed to have not decided to initiate an infringement or other appropriate action within the 90-day period provided in Section 6.2(a), or does not initiate such an infringement or other appropriate action within 30 days of such 90-day period as provided in Section 6.2(b), SMI shall have the right, at its expense, to initiate an infringement or other appropriate action, and shall be entitled to join InnoZen as a party to such suit, but InnoZen shall be under no obligation to participate except to the extent that such participation is required as a result of its being a named party to the suit or being the owner of any Patent Rights and/or Licensed Technology at issue. Notwithstanding the foregoing, in the event that InnoZen is engaged at the end of said 90-day period in negotiations for the settlement of the said patent infringement which has been the subject of notice from SMI to InnoZen and has advised SMI in writing of such negotiations, then the above mentioned right and option of SMI to bring suit shall be exercised only with the written consent of InnoZen which will not be unreasonably withheld. If InnoZen chooses to participate in any suit initiated by SMI, InnoZen shall have the right to be represented in any such suit by its own counsel at its own expense. SMI shall not settle any such suit involving rights of InnoZen nor make an admission of liability on behalf of InnoZen without obtaining the prior written consent of InnoZen, which consent shall not be unreasonably withheld. In the event SMI initiates proceedings pursuant to this Section 6.2(c), SMI shall be entitled to 100% of any and all amounts recovered in such suit, whether through judgment, settlement or otherwise, including without limitation, any punitive damages that may be awarded, up to the amount of SMI’s costs of suit, and InnoZen and SMI shall each be entitled to 50% of all amounts recovered in such suit, whether through judgment, settlement or otherwise, including without limitation, any punitive damages that may be awarded, in excess of SMI’s costs of suit.
(d) Nothing herein contained shall be construed to require either party to expend money in litigation or in the enforcing of Patent Rights and/or Licensed Technology rights unless it so elects and in the event a party proceeds with litigation in the name of the other party in any cause in which such other party is not voluntarily a party, as evidenced by written notice, such party shall and agrees to hold the other party harmless from any all liabilities arising thereunder, including, but not limited to, attorney’s fees, court costs, and damages arising out of counterclaims, cross-claims and the like.
5.3. Assistance. Each Party shall provide to the other Party reasonable assistance as necessary for the Parties to exploit its rights under this Article V.
VI. REPRESENTATIONS AND WARRANTIES
6.1. Additional Warranties. Each Party represents and warrants to the other party that (a) it has full right, power and authority to enter into this Agreement and to carry out the provisions hereof, (b) it has all necessary corporate approvals for its execution, delivery and performance of this Agreement, and (c) it has not, and will not during the term of this Agreement, grant any rights or enter into any agreement that would conflict with the terms of this Agreement. [***]

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[***]	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

VII. CONFIDENTIAL INFORMATION, SIGNAGE
7.1. Confidential Information. The Parties will receive certain Confidential Information (as defined below) of each other, one as the “Disclosing Party” and the other as the “Receiving Party.” The Parties are willing to provide such Confidential Information to each other only subject to the terms set forth in this Agreement. For purposes of this Article VII, “Confidential Information” shall mean information of any type, in any form, which a Party or its respective officers, directors, employees, attorneys, agents, consultants, advisors, accountants, subsidiaries or affiliates may now possess or may hereafter obtain relating to the Disclosing Party, including, but not limited to, information relating to the Disclosing Party’s financial condition, intellectual property, patents, patent applications, inventions, trade secrets, know-how, technology, operations, business, business plans, business forecasts, marketing, product pricing, sales, assets, liabilities, future prospects, customers, suppliers, manufacturing procedures, processes, designs, equipment, personnel, research, production, formulations or products, which information would, under the circumstances, (i) appear to a reasonable person to be confidential or proprietary, or (ii) is designated by the Disclosing Party as being confidential or proprietary. Except as otherwise provided in this Article VII and as contemplated by this Agreement, during the term of this Agreement and for a period of five (5) years thereafter, such Confidential Information shall not be disclosed, published or made accessible in any form by the Receiving Party or its subsidiaries or Affiliates to any person, business, or entity at any time without the prior written consent of the other Party. The restrictions on disclosure of Confidential Information set forth above shall not apply to any Confidential Information which the Receiving Party can demonstrate (i) was wholly and independently developed by the Receiving Party without the use of Confidential Information of the Disclosing Party, or (ii) is or has become generally known to the public without breach of this confidentiality provision by the Receiving Party, or (iii) at the time of disclosure to the Receiving Party was known to such Receiving Party free of restriction and evidenced by documentation in such Receiving Party’s possession; or (iv) as may otherwise be required by law.
7.2. Authorized Disclosure. Each Party may disclose Confidential Information received from the other Party (a) to third parties under appropriate terms and conditions, including confidentiality provisions substantially equivalent to this Article VII, for manufacturing or external testing with respect to a Product and (b) to the extent such disclosure is reasonably necessary in connection with submissions to regulatory authorities for purposes of this Agreement or complying with applicable governmental regulations; provided, however, that in the event of any proposed disclosure described in clause (b), the Disclosing Party will, except where impracticable (e.g., medical emergencies) or where such disclosure is made for the purpose of carrying out any obligation under this Agreement, give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of the Confidential Information to be disclosed.
7.3. Public Announcements. Except to the extent required by applicable law or regulations or to the extent the substance thereof has previously been reviewed and released by the Parties or is in the public domain through no fault of the originating Party, neither Party shall make any announcement, news release, public statement, publication or presentation regarding (i) the material terms or performance of this Agreement, or (ii) the business relationship of the Parties without the prior written consent of the other Party, which consent shall not be unreasonably withheld. The Parties will consult with one another regarding the provisions of this Agreement to be redacted in any filing made by the parties with regulatory agencies (e.g., Securities and Exchange Commission) or as otherwise required by law. The Parties will use commercially reasonable efforts to coordinate the initial announcement or press release relating to this Agreement such that each Party’s initial announcement or press release may be made contemporaneously.
7.4. Signage. In consideration of the rights granted to SMI herein, SMI shall permit InnoZen and its Affiliates to display company signage and Product brand signage and advertisement inside and outside the offices and manufacturing facilities of SMI, provided that, all such signage and advertisement is reasonable under the circumstances, does not interfere with SMI’s signage or business operations, and is intended predominantly for the purpose of providing company and brand recognition to customers and investors of InnoZen and its Affiliates that may, from time to time, visit SMI.

VIII. TERMINATION
8.1. Termination for Breach.
(a) By SMI. SMI shall be entitled to terminate this Agreement by written notice to InnoZen in the event that InnoZen shall be in material default of any of its obligations hereunder and shall fail to remedy any such default within thirty (30) days after written notice thereof by SMI.
(b) By InnoZen. InnoZen shall be entitled to terminate this Agreement by written notice to SMI in the event that SMI shall be in material default of any of its obligations hereunder and shall fail to remedy any such default within thirty (30) days after written notice thereof by InnoZen.
8.2. Effect of Termination. Termination of this Agreement shall not relieve either party of its obligations incurred up to the date of termination. Except as otherwise provided in this Agreement, upon termination, all rights in the Products, the Patent Rights and Licensed Technology shall revert to and automatically be assigned to and owned by InnoZen. Upon termination, InnoZen shall be the sole proprietor of all rights in the Products, the Patent Rights and the Licensed Technology. Upon termination of this Agreement, no Party shall be relieved of any obligations, including any liability for breach of this Agreement, incurred prior to such termination.
8.3. Survival of Obligations; Return of Confidential Information. Notwithstanding any termination of this Agreement, the obligations of the Parties with respect to Confidential Information (Article VIII), as well as any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement, each Party shall promptly return to each other Party all written Confidential Information, and all copies thereof, of such other Party.
IX. INDEMNIFICATION
9.1. By SMI. SMI shall provide all proper safeguards and shall assume all risks in its performance of this Agreement and shall indemnify and save InnoZen and its Affiliates, employees, agents, representatives, directors, officers, members and shareholders harmless from and against any and all loss, liability, damages, claims for damages, suits, recoveries, judgments or executions, including costs, expenses and reasonable attorneys’ fees, that may be claimed asserted or recovered against InnoZen by any person, firm or corporation whatsoever or whomsoever, on account of any actual or alleged injury to person or property or death occurring to any person whatsoever and arising out of: (i) any breach by SMI of any representation, warranty, covenant or obligation under this Agreement, or (ii) the negligence, misrepresentations or misconduct of SMI, its employees, or its Affiliates.
9.2. By InnoZen. InnoZen shall provide all proper safeguards and shall assume all risks in its performance of this Agreement and shall indemnify and save SMI and its Affiliates, employees, agents, representatives, directors, officers, members and shareholders harmless from and against any and all loss, liability, damages, claims for damages, suits, recoveries, judgments or executions, including costs, expenses and reasonable attorneys’ fees, that may be claimed asserted or recovered against SMI by any person, firm or corporation whatsoever or whomsoever, on account of any actual or alleged injury to person or property or death occurring to any person whatsoever and arising out of: (i) any breach by InnoZen of any representation, warranty, covenant or obligation under this Agreement, or (ii) the negligence, misrepresentations or misconduct of InnoZen, its employees, or its Affiliates.

X. MISCELLANEOUS
10.1. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the United States of America and the State of California without regard to its rules governing conflicts of law.
10.2. Waiver. The waiver by any Party of a breach or a default of any provision of this Agreement by any other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.
10.3. Notices. Any notice or other communication in connection with this Agreement must be in writing and if by mail, by certified mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to InnoZen:	InnoZen, Inc.
6429 Independence Avenue
Woodland Hills, CA 91367
Attn: Thomas Beckett
Facsimile: 818.593.4808

If to SMI:	SMI, Inc.
2401 West 1st Street
Tempe, AZ 85281
Attn: Kevin Taheri and Rick Gean
10.4. Entire Agreement. This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating hereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.
10.5. Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
10.6. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected.
10.7. Assignment. Either Party shall have the right to transfer all of its rights under this Agreement to any successor or assign of all, or substantially all, such Party’s assets or equity interests; provided, however, that the proposed successor or assign agrees in writing to remain bound by the terms of this Agreement. Other than as set forth above, neither Party may assign its rights or obligations hereunder without the prior written consent of each other Party.

10.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.
10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.
10.10. No Partnership. This Agreement does not constitute and shall not be construed as constituting an agency, partnership or joint venture relationship between SMI and InnoZen. Neither SMI nor InnoZen shall have the right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.
10.11. No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement.
10.12. Litigation Costs. In the event of any litigation arising out of or with respect to this Agreement, the non-prevailing party shall pay the costs of the prevailing party including its reasonable attorneys’ fees incurred in connection therewith through and including the costs of any appeals and appellate costs relating thereto, and the reasonable attorneys’ fees and costs incurred in connection with any bankruptcy proceeding.
10.13. Expenses in Connection with this Agreement. Each party shall bear their own costs and expenses in connection with the negotiation, preparation, due diligence, and closing of this Agreement.
10.14. Cooperation. Each party shall cooperate fully with the other party in carrying out the terms of this Agreement and shall take any action or execute any document reasonably necessary to effectuate the Agreement.

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed in their name by their properly and duly authorized officer or representative and this Agreement shall be effective and create a binding obligation of such Party as of the date first above written.

INNOZEN: INNOZEN, INC., a Delaware corporation
By:	/s/ Robert Davidson
	Name:	Robert Davidson
	Title:	CEO

SMI: Supplemental Manufacturing & Ingredients LLC dba SMI Manufacturing, an Arizona limited liability company
By:	/s/ Kevin Taheri
	Name:	Kevin Taheri
	Title:	CEO
IN WITNESS WHEREOF, HealthSport, Inc., by its signature below and as of the date first above written consents to InnoZen, Inc.’s execution of this Agreement and agrees to issue the shares of HealthSport, Inc. common stock in accordance with the terms of Section 4.2 of this Agreement.

HEALTHSPORT, INC., a Delaware corporation
By:	/s/ Robert Davidson
	Name:	Robert Davidson
	Title:	Chairman